Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Mario Rivas, Chief Executive Officer of Transphorm, Inc. (the “registrant”), and Cameron McAulay, Chief Financial Officer of the registrant, each hereby certifies that, to the best of their knowledge:
1.The registrant’s Transition Report on Form 10-K for the transition period ended March 31, 2021 to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	June 23, 2021	By:	/s/ Mario Rivas
Mario Rivas
Chief Executive Officer
(Principal Executive Officer)

/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer
(Principal Financial and Accounting Officer)